Exhibit 10.56

SECOND AMENDMENT TO LEASE

THIS Second Amendment to Lease (“Second Amendment”) is entered into upon execution hereof by both parties (“Effective Date”), and between DE ANZA ENTERPRISES, LTD. (“Landlord”) and DURECT CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered that certain Modified Net Single Tenant Lease dated February 18, 1999 (“Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises located at 10240 Bubb Road, Cupertino, California as more particularly described in the Original Lease.

B. Landlord and Tenant entered into that certain First Amendment to Lease dated as of February 18, 2004 (“First Amendment”) whereby the parties extended the term of the Original Lease until February 19, 2009. The Original Lease and First Amendment are collectively referred to hereafter as the “Lease.”

C. As of February 19, 2009, the term of the Original Lease expired.

D. Tenant and Landlord now desire to provide an extension of the term of occupancy for a period of nineteen (19) months and to establish a rent for the premises for said period.

AGREEMENT

1. Rent. Commencing on the Effective Date, the monthly rent payable by Tenant to Landlord shall be $48,238.40 (a rate per square foot of $1.60) prorated for any fractional month which the Effective Date or the Expiration Date occurs. Any rent paid by Tenant attributed to any period of occupancy prior to the Effective Date shall not be credited to rent payments for occupancy after the Effective Date.

2. Extension Term. The term of the Lease is hereby extended and shall expire on February 19, 2011.

3. Arbitration of Square Foot of the Premises. Pursuant to certain alterations, additions and improvements made by Tenant pursuant to Section 12 of the Original Lease, Tenant installed certain additions and alterations called “service yards” outside of the original Premises. Landlord currently contends that the service yards have added to the total size of the building. Tenant contends that the said additions have not increased the rentable premises. In resolution of this dispute, the parties have agreed, in good faith to arbitrate the following issues.

The arbitration shall be conducted according to the Santa Clara Superior Court rules and panel of arbitrators shall determine whether or not the areas enclosed in the service yards, or any of them, constitute additional usable and/or rentable square feet for the purpose of calculating the rent, and if so, what rent should be allocated to those areas. If the panel of arbitrators determine that the said service areas or any of them constitute additional usable and/or rentable square feet, then the monthly rent shall thereafter be adjusted to reflect the revised square footage 2,950 additional square feet, and Tenant shall pay to the Landlord within thirty (30) days from such decision any rent attributed to the service yards at such determined rates from the Effective Date until the date of such determination. The cost of the arbitrations shall be borne by the parties as the arbitrators shall determine.

4. Disclosure of Information Pertaining to Alterations. Tenant shall produce all documents referred to in Section 12 of the Original Lease pertaining to Tenant’s alterations, additions and improvements since February 1999. Said production shall be completed by August 15, 2010.

5. Rights, Duties and Liabilities. All rights, duties and liabilities previously imposed by the lease are retained. No waiver, release or defense is established by this agreement except as is specifically stated herein.

6. Multiple Counterparts. This Second Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Second Amendment transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effects as though the signature were an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date written above.

LANDLORD:		TENANT:
DE ANZA ENTERPRISES LLC		DURECT CORPORATION
A Delaware corporation

By:	/s/ Wade H. Hover	By:	/s/ James E. Brown
Its:	General Manager	Its:	CEO
Date:	August 5, 2009	Date:	August 6, 2009